As Filed with the Securities                         Registration No.33-______
and Exchange Commission on
May 9, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933


                  The Exploration Company of Delaware, Inc. (1)
                  ---------------------------------------------
               (Exact name of issuer as specified in its charter)


    Delaware (1)                                                84-0793089
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                           Identification Number)

500 North Loop 1604 East, Suite 250, San Antonio, Texas            78232
--------------------------------------------------------------------------------
      (Address of Principal Executive Office)                   (Zip Code)


                          1995 Flexible Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the Plan)


                                 James E. Sigmon
                      500 North Loop 1604 East, Suite 250,
                            San Antonio, Texas 78232
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                 (210) 496-5300
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee
================================================================================

                                                Proposed
Title of                        Proposed         maximum
securities        Amount         maximum        aggregate        Amount of
to be             to be       offering price    offering       registration
registered       registered      per unit        price            fee
--------------------------------------------------------------------------------
Common Stock
$.0l par value   1,300,000(2)    $ 2.43(3)    $ 3,159,000 (3)    $ 290.63 (3)

         (1) Pursuant to Rule 414 of the Securities Act of 1933, this Registration Statement is filed by The Exploration Company of Delaware, Inc., a Delaware corporation (hereinafter the "Company"or the "Registrant"), the successor by merger to The Exploration Company, a Colorado corporation, to amend the Registration Statement filed by The Exploration Company, a Colorado corporation, on this form on November 25, 1996, relating to the same employee benefit plan (the "Prior Registration Statement"). The Company hereby adopts the Prior Registration Statement as its own Registration Statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, and files this amendment to set forth additional information necessary to reflect material changes made in connection with or resulting from the succession by merger, or necessary to keep the Prior Registration Statement from being misleading in any material respect, and such amendment has become effective. The Company's Plan and Agreement of Merger, Certificate of Incorporation, and Certificate of Amendment of Certificate of Incorporation are incorporated by reference in Item 3 of this Registration Statement.

         (2) Pursuant to Rule 413 of the Securities Act of 1933, this Registration Statement is filed to register additional securities (1,300, 000 shares) of the same class as other securities (400,000 shares) for which a Registration Statement filed on this form on November 25, 1996, relating to the same employee benefit plan, is effective. This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the plan in the event of Common Stock dividends, Common Stock splits, mergers, reorganizations, split-ups, combinations, recapitalizations or other changes in Common Stock.

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

PART I     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
         ----------------

         This information is omitted pursuant to Rule 428(a)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act").

Item 2.  Registrant Information and Employee Plan Annual Information
         -----------------------------------------------------------

         This information is omitted pursuant to Rule 428(a)(1) of the 1933 Act.

                                      I-1
PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

         The following documents filed by the Company with the Commission are incorporated in and made a part of this Registration Statement by reference:
Item 2, "Description of Registrant's Securities to be Registered," on Form 8-A dated February 1, 1980; Annual Report on Form 10-K for the fiscal year ended December 31, 2001; Registration Statement on Form S-8 filed on November 25, 1996, including without limitation, The 1995 Flexible Incentive Plan attached as
Exhibit 4.3 thereto; and the Company's Plan and Agreement of Merger, Certificate of Incorporation, and Certificate of Amendment of Certificate of Incorporation, attached as Appendices "A", "B", and "C", respectively, to Schedule 14A, Definitive Proxy Statement, filed on February 2, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 4.     Description of Securities
            -------------------------

         Non-applicable.

Item 5.     Interests of Named Experts and Counsel
            --------------------------------------

         Non-applicable.

Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

         The Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law and its Certificate of Incorporation.

         The Company's Certificate of Incorporation eliminates liability of the Company's directors for monetary damages for breaches of their fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

         The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Non-applicable.

Item 8.  Exhibits
         --------

                   3.1     The Company's Amended and Restated Bylaws.
                  23.1     Consent of Independent Public Accountants.
                  23.2     Consent of Counsel.

Item 9.  Undertakings
         ------------

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13a or Section 15d of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15d of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sooner given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 9, 2002.
                                    REGISTRANT:

                                    THE EXPLORATION COMPANY OF DELAWARE, INC.


                             By:    /s/ Roberto R. Thomae
                                    -------------------------
                                    Roberto R. Thomae, Chief Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


5/25/01                            By:   /s/ Stephen M. Gose, Jr.
-------                                  ------------------------
Date                                    Stephen M. Gose, Jr.
                                        Chairman of the Board of Directors


5/25/01                            By:   /s/ James E.Sigmon
-------                                  ------------------
Date                                    James E. Sigmon, President
                                        Chief Executive Officer and Director


5/25/01                            By:   /s/ Thomas H. Gose
-------                                  ------------------
Date                                    Thomas H. Gose, Director


5/25/01                            By:   /s/ Michael J. Pint
-------                                  -------------------
Date                                    Michael J. Pint, Director


5/25/01                            By:   /s/ Alan L. Edgar
-------                                  -----------------
Date                                    Alan L. Edgar, Director


5/25/01                            By:   /s/ Robert L. Foree, Jr.
-------                                  ------------------------
Date                                    Robert L. Foree, Jr., Director


5/25/01                            By:   /s/ Roberto R. Thomae
-------                                  ---------------------
Date                                    Roberto  R.  Thomae
                                        Chief Financial Officer
                                        Secretary/Treasurer, Vice-President of
                                        Finance and Principal Accounting Officer

                                   EXHIBIT 3.1
                                   -----------

                           AMENDED AND RESTATED BYLAWS

                                       OF

                    THE EXPLORATION COMPANY OF DELAWARE, INC.

                               (the "Corporation")

                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office of the Corporation shall be in c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of stockholders for all purposes may be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, may be called by the President or the Board of Directors. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

                                     3.1-1

     Section 4. Notice. Written or printed notice stating the place, date, and hour of each meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

     Section 5. Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     Section 6. Quorum. The holders of one half of the outstanding shares entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation, may adjourn the meeting from time to time until a quorum shall be present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                                     3.1-2

     Section 7. Required Vote; Withdrawal Of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of statute, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section  8.  Method  of  Voting:   Proxies.

     (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited, denied, increased or decreased by the Certificate of Incorporation.

     (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

     (c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

                  (i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or by an authorized officer, director, employee or agent of the stockholder signing such writing or causing such stockholder's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

                  (ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

                                     3.1-3

     (d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     (e) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

     Section 9. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Such delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                                     3.1-4

     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 10. Action Without Meeting. (a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (b) Every written consent shall bear the date of signature of each stockholder who signs the written consent, and the written consents will be valid for a maximum of sixty (60) days after the record date. No written consent shall be effective to take the corporate action referred to therein unless within sixty (60) days of the record date written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner required by this section.

                                     3.1-5

     Section 11. Inspectors of Elections. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation out standing and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     Section 12. Advance Notice of Stockholder Nominations and Proposals. Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.

                                     3.1-6

     To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

     Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     Notwithstanding anything in the second sentence of the second paragraph of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                                     3.1-7

     Only persons  nominated in accordance with the procedures set forth in this
Section 12 shall be eligible and qualified to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 12 shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this
Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Management. The business and affairs of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall keep regular minutes of its proceedings.

                                     3.1-8

     Section 2. Number; Election. The Board of Directors shall consist of no less than one (1) nor more than ten (10) directors, who need not be stockholders or residents of the State of Delaware. The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3. Change in Number. The number of directors may be increased or decreased from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

     Section 4. Removal. Any director may be removed, with or without cause, at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matters shall have been given in the notice calling such meeting.

     Section 5. Vacancies and Newly Created Directorships. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or until his earlier resignation or removal. If at any time there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.

     Section 6. Election of Directors; Cumulative Voting Prohibited. At every election of directors, each stockholder shall have the right to vote in person or by proxy the number of voting shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting shall be prohibited.

     Section 7. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

     Section 8. First Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.

     Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

                                     3.1-9

     Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the President on three (3) days' notice to each director, either personally or by mail or by telegram. Special meetings may be called in like manner and on like notice on the written request of any one of the directors. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     Section 11. Quorum. At all meetings of the Board of Directors, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, or the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 12. Action Without Meeting; Telephone Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 13. Chairman of the Board. The Board of Directors may elect a Chairman of the Board to preside at their meetings and to perform such other duties as the Board of Directors may from time to time assign to him.

     Section 14. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                     3.1-10

                                   ARTICLE IV.

                                   COMMITTEES

     Section 1. Designation. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees.

     Section 2. Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

     Section 3. Authority. Each committee, to the extent expressly provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by statute, the Certificate of Incorporation or these Bylaws.

     Section 4. Committee Changes; Removal. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee. The Board of Directors may remove any committee member, at any time, with or without cause.

     Section 5. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee.

     Section 6. Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     Section 7. Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting. Neither the business to be transacted at, nor the purpose of any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     Section 8. Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws.

                                     3.1-11

     Section 9. Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     Section 10. Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     Section 11. Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.
                                   ARTICLE V.

                                     NOTICES

     Section 1. Method. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required, and any such notice may be given
(a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     Section 2. Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                     3.1-12

     Section 3. Exception to Notice Requirement. The giving of any notice required under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws shall not be required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable. If any such stockholder shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such stockholder shall be reinstated.

                                   ARTICLE VI.

                                    OFFICERS

     Section 1. Officers. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, additional Vice Presidents and one or more Assistant Secretaries and a Treasurer and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

     Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation, none of whom need be a member of the Board, a stockholder or a resident of the State of Delaware. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4. Removal and Vacancies. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the directors represented at a meeting of the Board of Directors at which a quorum is represented, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 5. President. The President shall be the chief executive officer of the Corporation. He shall preside at all meetings of the stockholders and the Board of Directors unless the Board of Directors shall elect a Chairman of the Board, in which event the President shall preside at Board meetings in the absence of the Chairman of the Board. The President shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe.

                                     3.1-13

     Section 6. Vice Presidents. Each Vice President shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 7. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. Except as otherwise provided herein, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     Section 8. Assistant Secretaries. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 10. Assistant Treasurers. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.
                                  ARTICLE VII.

                        CERTIFICATES REPRESENTING SHARES

     Section 1. Certificates. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be facsimile.

                                     3.1-14

     Section 2. Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock shall bear such legends, including, without limitation, such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

     Section 3. Lost Certificates. The Corporation may issue a new certificate representing shares in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

     Section 1. Dividends. The directors, subject to any restrictions contained in the Certificate of Incorporation, may declare dividends upon the shares of the Corporation's capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the General Corporation Law of Delaware and the Certificate of Incorporation.

     Section 2. Reserves. By resolution of the Board of Directors, the directors may set apart out of any of the funds of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     3.1-15

     Section 3. Checks.   All  checks  or  demands  for  money  and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6. Indemnification. The Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware and the Certificate of Incorporation.

     Section 7. Transactions with Directors and Officers. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any director of the Corporation, individually, or any firm or corporation of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that the director, individually, or the firm or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any annual meeting or at any special meeting, called for that purpose, of the Board of Directors at which action upon any contract or transaction shall be taken.

     Any director of the Corporation who is so interested may be counted in determining the existence of a quorum at any such annual or special meeting of the Board of Directors which authorizes such contract or transaction, and may vote thereat to authorize such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested. Every director of the Corporation is hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm, corporation, trust or organization in which or with which he may be in anywise interested or connected.

     Section 8. Amendments. These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors, at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting, or by written consent of the Board of Directors or the stockholders without a meeting.

     Section 9. Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

                                     3.1-16

                            CERTIFICATE BY SECRETARY

     The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation effective June 29, 2000.

     IN WITNESS WHEREOF, I hereby certify that the above and foregoing are the Bylaws of the Corporation, as amended, as of the 29th day of June, 2000.


                                               /s/ Roberto R. Thomae
                                               -----------------------------
                                               Roberto R.  Thomae, Secretary


                                     3.1-17

                                  EXHIBIT 23.1



                           AKIN DOHERTY KLEIN & FUEGE
                           A Professional Corporation
                          Certified Public Accountants
                       8610 North New Braunfels, Suite 101
                            San Antonio, Texas 89217
                             Telephone: 210 829-1300
                                Fax: 210 829-4080





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 8, 2002, included in The Exploration Company of Delaware, Inc. and Subsidiary Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.




Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
April 2, 2002

                                     23.1-1

                                  EXHIBIT 23.2

                                   May 9, 2002





The Exploration Company of Delaware, Inc.
500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232

Attention: Mr.  James E.  Sigmon, President

Ladies and Gentlemen:

         We have acted as counsel for The Exploration Company of Delaware, Inc., a Delaware corporation (the "Company"), in connection with various legal matters relating to the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to 1,300,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company which may be purchased pursuant to exercise of options or other stock rights granted pursuant to the Company's 1995 Flexible Incentive Plan (the "Plan"). We have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, on the basis of such examination, advise you that in our opinion the 1,300,000 shares of Common Stock to be issued to participants in the Plan will, when issued pursuant to the terms of the Plan, be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1993.

                                              Very truly yours,

                                              BARTON & SCHNEIDER, LL.P.


                                              /s/ Frank Russell
                                              -----------------
                                              M.  Frank Russell
                                              For the Firm

MFR/raj

                                     23.2-1